NEWS RELEASE

For more information contact:
JOHN R. PERRILL
ACTING CHIEF EXECUTIVE OFFICER
(843) 521-1968

                      ISLANDS BANCORP ANNOUNCES MERGER WITH
                                 AMERIS BANCORP

AUGUST 16, 2006
---------------

ISLANDS BANCORP, BEAUFORT, SOUTH CAROLINA, announced today the signing of a definitive agreement to merge with Ameris Bancorp. Ameris is headquartered in Moultrie, Georgia, and at June 30, 2006, had assets of approximately $1.78 billion.

Under the terms of the agreement, Islands' shareholders will receive $22.50 per share and may elect cash or Ameris common stock as consideration. The definitive agreement contemplates that no more than 75% of the total consideration will be the common stock of Ameris. Islands expects the transaction to close in the fourth quarter of 2006.

"We are excited about joining the Ameris family. The merger with Ameris will allow us to offer the products and services of a larger institution to our customers without sacrificing the service our customers have come to expect from
us," said Martin Goodman, Chairman of Islands Bancorp.   Edwin W. Hortman, Jr.,
President and Chief Executive Officer of Ameris said, "The entry into the coastal South Carolina market is a critical piece of our growth strategy. We believe our commitment to delivering excellent service to our community bank customers will be a tremendous success throughout the South Carolina market."

The merger agreement has been approved by each party's Board of Directors and is subject to the approval of the shareholders of Islands, receipt of required regulatory approvals and other customary closing conditions. Simultaneously with the closing of the transaction, Islands Community Bank, N.A. will merge into the lead bank subsidiary of Ameris.

Islands Bancorp is headquartered in Beaufort, South Carolina. It had total assets of approximately $70 million as of June 30, 2006. Howe Barnes Hoefer & Arnett, Inc. served as Islands' financial advisor in the transaction.


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In connection with the proposed acquisition of Islands Bancorp by Ameris
Bancorp, Ameris and Islands will file with the Securities and Exchange Commission a proxy statement/prospectus, which will be sent to the shareholders of Islands seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ISLANDS, AMERIS AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Islands will be available free of charge by directing a request by telephone or mail to Islands Bancorp, 2348 Boundary Street, Beaufort, South Carolina 29902. Islands' telephone number is (843) 521-1968.

The directors, executive officers, and certain other members of management of Islands may be soliciting proxies in favor of the merger from the company's shareholders. Information about Island's directors, executive officers, and members of management is set forth in the proxy statement for Islands' 2006 Annual Meeting of Shareholders, which is available at the address provided in the preceding paragraph.

                SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
                ------------------------------------------------

Certain statements contained in this press release may be deemed to be forward-looking statements under certain securities laws, including the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, and Ameris and Islands intend that such forward-looking statements be subject to the safe-harbor created thereby. The words "may," "could," "should," "would," "suspect," "outlook," "believe," "plan," "anticipate," "estimate," "expect," "intend," "forecast", "objective" and words and expressions of similar import are intended to identify forward-looking statements.

By their very nature, forward-looking statements involve numerous assumptions, and inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements, including statements about the proposed acquisition of Islands by Ameris, will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause our actual results to differ materially from the beliefs, plans, objectives, expectations, anticipations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, that Ameris and Islands may be required to modify the terms and conditions of the proposed transaction to achieve regulatory approval, or that the anticipated benefits of the transaction are not realized as a result of such things as the strength of the economy and competitive factors in the areas where Islands does business; the impact of changes in the laws and regulations regulating financial services and enforcement thereof (including banking, insurance and securities); judicial judgments and legal proceedings; Ameris' ability to complete the acquisition of Islands and to integrate it with Ameris successfully; reputational risks, and other factors that may affect future results of Ameris and Islands including changes in trade policies, timely development and introduction of new products and services, changes in tax laws, and technological and regulatory changes. We caution that the foregoing list of important factors is not exhaustive.

Ameris and Islands assume no obligation to update the forward-looking statements contained in this press release.